Exhibit 99.1

BANK 34

500 E. 10th STREET

ALAMOGORDO, NM 88310

Contact: Jan Thiry

EVP/Chief Financial Officer

623.463.1440

j.thiry@bank34.com

FOR IMMEDIATE RELEASE – October 7, 2016

ALAMOGORDO FINANCIAL CORP. ANNOUNCES

EXPECTED CLOSING DATE

Alamogordo, NM – October 7, 2016 – Alamogordo Financial Corp. (”Alamogordo Financial”) (OTCPK: ALMG), the holding company for Bank 34, announced today that it has received all regulatory approvals for the conversion of AF Mutual Holding Company from the mutual holding company to the stock holding company form of organization and expects to close the related stock offering of Bancorp 34, Inc. (“Bancorp 34”) at the close of business on October 11, 2016.

Alamogordo Financial’s stock is expected to cease trading at the close of business on Tuesday, October 11, 2016. Bancorp 34’s common stock is expected to trade on the Nasdaq Capital Market under the trading symbol “BCTF” beginning on Wednesday, October 12, 2016.

A total of 1,879,484 shares of common stock are expected to be sold in the subscription offering at a price of $10.00 per share. The offering was oversubscribed by eligible account holders who had a first tier priority (those depositors having a qualifying deposit as of December 31, 2014) in the subscription offering, and the employee stock ownership plan. Accordingly, shares will be allocated to first tier subscribers in accordance with the Plan of Conversion and Reorganization, as described in the Prospectus. No shares will be sold to other subscribers in the subscription offering. Eligible account holders wishing to confirm their allocations may do so online at https://allocations.kbw.com or may contact the stock information center at 1-(877) 643-8198. The stock information center will be open from 9:00 a.m. to 3:00 p.m., New Mexico Time, Monday through Friday.

As part of the conversion, each existing share of Alamogordo Financial common stock held by current public stockholders will be converted into the right to receive 2.0473 shares of Bancorp 34 common stock. The exchange ratio ensures that, after the conversion and offering, the current public stockholders of Alamogordo Financial will maintain approximately the same ownership interest in Bancorp 34 as they owned in Alamogordo Financial immediately prior to the closing of the conversion. Cash will be issued in lieu of fractional shares based on the offering price of $10.00 per share. Approximately 3,438,500 shares of Bancorp 34 common stock will be outstanding after the completion of the offering and the exchange, before taking into account adjustments for fractional shares.

Direct Registration System (“DRS”) statements for shares purchased in the subscription offering, interest checks and refund checks for any persons not receiving all shares ordered are expected to be mailed to purchasers on or about October 12, 2016. Alamogordo Financial stockholders holding shares in street name or in book-entry form will receive shares of Bancorp 34 common stock within their accounts. Stockholders holding shares in certificated form will be mailed a letter of transmittal on or about October 18, 2016 containing instructions as to how to exchange their shares. Stockholders will receive a DRS statement and cash in lieu of fractional shares after returning their Alamogordo Financial stock certificates and a properly completed letter of transmittal to Bancorp 34’s transfer agent, Continental Stock Transfer and Trust Company.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, the possibility of unforeseen delays in the delivery of direct registration statements or checks related to the offering and the exchange, and/or delays in the opening of trading due to market disruptions or exchange-related operational issues.

Alamogordo Financial wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. Alamogordo Financial wishes to advise readers that the factors listed above could affect Alamogordo Financial's financial performance and could cause Alamogordo Financial's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Alamogordo Financial does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.